UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2004

HELEN OF TROY LIMITED

(Exact Name of Registrant as Specified in its Charter)

Bermuda (State or Other Jurisdiction of Incorporation)	001-14669 (Commission File Number)	74-2692550 (IRS Employer Identification No.)

Clarendon House
Church Street
Hamilton, Bermuda
(Business Address of Registrant)

One Helen of Troy Plaza
El Paso, Texas 79912
(United States Mailing Address of Registrant)

Registrant’s telephone number, including area code: (915) 225-8000

No Change
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events
Item 7. Exhibits
SIGNATURE
EXHIBIT INDEX
Note Purchase Agreement
Press Release

Item 5. Other Events.

     On July 1, 2004, Helen of Troy Limited (the “Company”) announced that the Company entered into a Note Purchase Agreement, dated as of June 29, 2004 (the “Note Purchase Agreement”), with Helen of Troy L.P., Helen of Troy Limited (Barbados) and the purchasers listed in Schedule A to the Note Purchase Agreement providing for the issuance of $100,000,000 of Helen of Troy L.P.’s Floating Rate Series A Senior Notes due June 29, 2009, $50,000,000 of Helen of Troy L.P.’s Floating Rate Series B Senior Notes due June 29, 2011 and $75,000,000 of Helen of Troy L.P.’s Floating Rate Series C Senior Notes due June 29, 2014 (collectively, the “Senior Notes”). Banc of America Securities LLC arranged the financing of the Senior Notes through a group of ten institutional investors. The proceeds from the issuance were used to retire a $200,000,000 bridge facility and to repay the outstanding borrowings on an existing $75,000,000 bank revolving facility.

     The press release and Note Purchase Agreement are attached hereto and incorporated herein by reference.

Item 7. Exhibits.

Exhibit
Number	Description
10.1	Note Purchase Agreement, dated June 29, 2004, by and among Helen of Troy Limited (Bermuda), Helen of Troy L.P., Helen of Troy Limited (Barbados) and the purchasers listed in Schedule A thereto.

99.1	Press Release dated July 1, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HELEN OF TROY LIMITED

Date: July 2, 2004	By:	/s/ Thomas J. Benson
Thomas J. Benson
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Note Purchase Agreement, dated June 29, 2004, by and among Helen of Troy Limited (Bermuda), Helen of Troy L.P., Helen of Troy Limited (Barbados) and the purchasers listed in Schedule A thereto.

99.1	Press Release dated July 1, 2004.